EXHIBIT 4.1

                              COMPUTONE CORPORATION
                              AMENDED AND RESTATED
                              EQUITY INCENTIVE PLAN

                                   I - PURPOSE

     The purpose of the Computone Corporation Amended and Restated Equity Incentive Plan (the "Plan") is to further the growth, development and financial success of Computone Corporation (the "Company") by providing additional incentives to those officers and key employees of the Company who are responsible for the management of the Company's business affairs and to enable them to participate directly in the growth of the Company. The Company intends that the Plan will facilitate securing, retaining and motivating management employees of high caliber and potential.


                               II - ADMINISTRATION

     The Plan shall be administered by the Compensation Committee (the "Committee") of the Company's Board of Directors (the "Board of Directors"). The Committee shall consist of two or more persons selected by the Board of Directors who are ineligible and who have been ineligible for the one year period prior to appointment thereto for selection as a person to whom stock may be allocated or to whom stock options, stock appreciation rights or restricted stock may be granted pursuant to this Plan or any other similar plan of the Company. Without limiting the foregoing, the Committee shall have full and final authority in its discretion to interpret the provisions of the Plan and to decide all questions of fact arising in its application, to determine the employees to whom awards shall be made under the Plan, to determine the type of awards to be made and the amount, size and terms of each such award, to determine the time when awards shall be granted and to make all other determinations necessary or advisable for the administration of the Plan.


                         III - STOCK SUBJECT TO THE PLAN

     The shares that may be issued under the Plan shall not exceed in the aggregate 500,000 shares of Common Stock of the Company. Such shares may be authorized and unissued shares or treasury shares. Except as otherwise provided herein, any shares subject to an option or right which for any reason expires or is terminated unexercised as to such shares shall again be available under the Plan.

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                       IV - ELIGIBILITY TO RECEIVE AWARDS

     Persons eligible to receive awards under the Plan shall be limited to those officers and other key employees of the Company as defined in Section 423 of the Internal Revenue Code of 1986, or any amendment or substitute thereto (the "Code") who are in positions in which their decisions, actions and counsel significantly impact upon the profitability and success of the Company. In no event shall the persons eligible to receive awards under the Plan include members of the Committee.

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                               V - FORM OF AWARDS

     Awards may be made from time to time by the Committee in the form of stock options to purchase shares of Common Stock of the Company, stock appreciation rights, restricted stock or any combination of the above. Stock options shall be options which are not intended to qualify as incentive stock options within the meaning of Section 422 of the Code ("Non-Qualified Stock Options").


                               VI - STOCK OPTIONS

     Stock options for the purchase of Common Stock of the Company shall be evidenced by written agreements in such form not inconsistent with the Plan as the Committee shall approve from time to time, which shall contain in substance the following terms and conditions:

     (A) Type of Option: Each option agreement shall identify the options represented thereby as Non-Qualified Stock Options.

     (B) Option Price: The purchase price of stock subject to an option shall not be less than 85% of the fair market value of such stock on the date the option is granted, as determined by the Committee, but in no event less than the par value of such stock.

     (C) Exercise Term: Each option agreement shall state the period or periods of time within which the option may be exercised, in whole or in part, which shall be such period or periods of time as may be determined by the Committee, provided that no option shall be exercisable prior to six months nor after ten years from the date of grant thereof. The Committee shall have the power to permit an acceleration of previously established exercise terms, subject to the requirements set forth herein, upon such circumstances and subject to such terms and conditions as the Committee deems appropriate.

     (D) Payment for Shares: The purchase price of the shares with respect to which an option is exercised shall be payable in full at the time of exercise in cash, Common Stock of the Company at the fair market value thereof on the date tendered to the Company as payment or a combination thereof, as the Committee may determine and subject to such terms and conditions prescribed by the Committee for such purpose.

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         (E) Rights Upon Termination of Employment: In the event that an optionee ceases to be an employee of the Company for any reason other than death or disability, the optionee shall have the right to exercise the option during its term for a period of three months following such termination to the extent that the option was exercisable at the time of termination, or within such other period, and subject to such terms and conditions, as may be specified by the Committee. In the event that an optionee dies or becomes disabled prior to the expiration of his option and without having fully exercised his option, the optionee or his successor shall have the right to exercise the option during its term for a period of one year following termination of the optionee's employment due to death or disability to the extent that the option was exercisable at the time of termination, or within such other period, and subject to such terms and conditions, as may be specified by the Committee.

     (F) Nontransferability: Each option agreement shall state that the option is not transferable other than by will or by the laws of descent and distribution, and that during the lifetime of the optionee, the option is exercisable only by him.


                         VII - STOCK APPRECIATION RIGHTS

     Stock appreciation rights may be granted in connection with a previously or contemporaneously granted stock option and shall be evidenced by a written stock appreciation rights agreement in such form not inconsistent with this Plan as the Committee shall approve from time to time, which agreement shall contain in substance the following terms and conditions:

     (A) Award: Stock appreciation rights shall entitle the grantee, subject to such terms and conditions as are determined by the Committee, to receive upon exercise thereof all or a portion of the excess of (i) the fair market value of a specified number of shares of the Company's Common Stock at the time of exercise, as determined by the Committee, over (ii) a specified price which may be less than 100% of the fair market value of the stock at the time the right is granted, or, if granted in connection with a previously issued stock option, the fair market value of the stock at the time such option was granted.

     (B) Term: Each agreement shall state the period or periods of time within which the stock appreciation rights may be exercised, in whole or in part, as

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determined by the Committee and subject to such terms and conditions prescribed for such purpose by the Committee, provided that no stock appreciation rights shall be exercisable prior to six months nor after ten years from the date thereof. The Committee shall have the power to permit an acceleration of previously established exercise terms, subject to the requirements set forth herein, upon such circumstances and subject to such terms and conditions as the Committee deems appropriate.

     (C) Termination of Employment: Stock appreciation rights will be exercisable only during the grantee's employment by the Company, except that in the discretion of the Committee stock appreciation rights may be made exercisable for up to three months after the grantee's employment is terminated for any reason other than death or disability, in which event stock appreciation rights may be made exercisable for up to one year after the grantee's employment is terminated.

     (D) Payment: Upon exercise of stock appreciation rights, payments shall be made in cash.

     (E) Other Terms: Stock appreciation rights shall be granted in such manner and such form, and subject to such additional terms and conditions as the Committee in its sole discretion deems necessary or desirable, including, without limitation, in order to avoid any insider-trading liability in connection with stock appreciation rights under Section 16(b) of the Securities Exchange Act of 1934, as amended.


                         VIII - RESTRICTED STOCK AWARDS

     Restricted stock awards under the Plan shall consist of shares of Common Stock of the Company free of any purchase price or for such purchase price established by the Committee, restricted against transfer, subject to forfeiture, and subject to other terms and conditions intended to further the purpose of the Plan, and shall be evidenced by a written restricted stock agreement in such form not inconsistent with this Plan as the Committee shall approve from time to time, which agreement shall contain in substance the following terms and conditions:

     (A) Restriction Period: Shares awarded pursuant to this Plan shall be subject to such terms, conditions and restrictions, including, without limitation, prohibitions against transfer, substantial risks of forfeiture and attainment of performance objectives for such period or periods as shall be determined by the Committee. The Committee shall have the power to permit, in its discretion, an acceleration of the expiration of the applicable restriction period with respect to any part or all of the shares awarded to the participant.

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     (B) Restriction Upon Transfer: Restricted stock and the right to vote such shares and to receive dividends thereon may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered, except as herein provided, during the restriction period applicable to such shares. Notwithstanding the foregoing, and except as otherwise provided in the Plan, the participant shall have all the other rights of a stockholder including, but not limited to, the right to receive dividends and the right to vote such shares.

     (C) Certificates: Each certificate issued in respect of shares awarded to a participant shall be deposited with the Company or its designee and shall bear the following legend:

         "This certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Computone Corporation Amended and Restated Equity Incentive Plan and an agreement entered into between the registered owner and Computone Corporation. Release from such terms and conditions shall be obtained only in accordance with the provisions of such plan and agreement, a copy of each of which is on file in the office of the Secretary of Computone Corporation."

     (D) Lapse of Restrictions: The Agreement shall specify the terms and conditions upon which any restrictions upon shares awarded under the Plan shall lapse, as determined by the Committee. Upon the lapse of such restrictions, shares of Common Stock free of the restrictive legend shall be issued to the participant or his legal representative.

     (E) Termination Prior to Lapse of Restrictions: In the event that a participant is no longer employed by the Company prior to the lapse of restrictions as determined pursuant to the provisions of preceding subparagraph
(D), all shares as to which there still remain unlapsed restrictions shall be forfeited by such participant to the Company without payment of any consideration by the Company, and neither the participant nor any successors, heirs, assigns, or personal representatives of such participant shall thereafter have any further rights or interest in such shares or certificates.

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                             IX - GENERAL PROVISIONS

     Each award under the Plan shall be subject to the requirement that if at any time the Committee shall determine that (i) the listings, registrations or qualifications of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, (ii) the consent or approval of any government regulatory body or (iii) an agreement by the recipient of an award with respect to the disposition of shares of Common Stock is necessary or desirable as a condition of or in connection with the granting of such award or the issuance or purchase of shares of Common Stock thereunder, such award shall not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.


                        X - SINGLE OR MULTIPLE AGREEMENTS

     Multiple forms of awards or combinations thereof may be evidenced by a single agreement or multiple agreements, as determined by the Committee.


                          XI - RIGHTS OF A STOCKHOLDER

     The recipient of any award under the Plan, unless otherwise provided by the Plan, shall have no rights as a stockholder with respect thereto unless and until certificates for shares of Common Stock are issued to him.


                      XII - RIGHTS TO TERMINATE EMPLOYMENT

     Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue as an employee of the Company, or affect any right that the Company may have to terminate the employment of such participant.


                               XIII - WITHHOLDING

     Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements prior to the delivery of any

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certificate or certificates for such shares. Whenever, under the Plan, payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any federal, state or local withholding tax requirements.


                             XIV - NON-ASSIGNABILITY

     No award under the Plan shall be assignable or transferable by the recipient thereof except by will or by the laws of descent and distribution or by such other means as the Committee may approve. During the life of the recipient, such award shall be exercisable only by such person or by such person's guardian or legal representative.


                         XV - NON-UNIFORM DETERMINATIONS

     The Committee's determinations under the Plan including, without limitation, determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the agreements evidencing same need not be uniform and may be made selectively among persons who receive, or are eligible to receive, awards under the Plan whether or not such persons are similarly situated.


                                XVI - ADJUSTMENTS

     In the event of any change in the outstanding Common Stock of the Company, by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Committee may, in its discretion, adjust the number of shares of Common Stock which may be issued under the Plan. In such event, the Committee shall make an appropriate and equitable adjustment (subject to approval of the Board of Directors if necessary) in outstanding stock options, stock appreciation rights and restricted stock awards.


                                XVII - AMENDMENT

     The Committee may terminate or amend the Plan at any time, except that without stockholder approval the Committee may not increase the maximum number of shares which may be issued under the Plan (other than increases pursuant to paragraph XVI hereof), extend the period during which any award may be exercised, extend the term of the Plan or change the minimum option price. The termination or any modification or amendment of the Plan shall not, without the consent of a participant, affect his rights under an award previously granted.

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                          XVIII - EFFECT ON OTHER PLANS

     Participation in this Plan shall not affect an employee's eligibility to participate in any other benefit or incentive plan of the Company. Any awards made pursuant to this Plan shall not be used in determining the benefits provided under any other plan of the Company unless specifically provided.


                           XIX - DURATION OF THE PLAN

     The Plan shall remain in effect until all awards under the Plan have been satisfied by the issuance of shares or the payment of cash, but no award shall be granted more than ten years after the earlier of the date the Plan is adopted by the Company or is approved by the Company's stockholders.

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